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As filed with Securities and Exchange Commission on November 17, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3738384 (I.R.S. Employer Identification No.)

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111-4737
(303) 495-1200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Todd G. Zimmerman, Esq.
General Counsel
Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200, Greenwood Village, CO 80111-4737
(303) 495-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq.
Joel I. Greenberg, Esq.
425 Park Avenue
New York, New York 10022
(212) 836-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Class A common stock, par value $.01 per share		$51.37	$577,912	$32.25

(1)
Indicates the amount of class A common stock to be registered and as identified for sale by the selling stockholders named in the section captioned "Selling Stockholders" of the prospectus included in this registration statement. The amount of class A common stock to be registered for sale by these selling stockholders and others, including Onex Partners LP and other entities affiliated with Onex Corporation, is omitted pursuant to Form S-3 General Instruction II.E.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the high and low sales price per share as reported by NYSE on November 13, 2009, only for the amount of class A common stock to be registered and as identified for sale by the selling stockholders named in the section captioned "Selling Stockholders" of the prospectus included in this registration statement. In addition, an indeterminate aggregate amount and offering price of class A common stock is being registered hereunder, as may from time to time be offered, at indeterminate prices.

(3)
The registration fee paid hereunder only covers the amount of class A common stock to be registered and as identified for sale by the selling stockholders named in the section captioned "Selling Stockholders" of the prospectus included in this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the class A common stock to be registered and not identified for sale by these selling stockholders and others, including Onex Partners LP and other entities affiliated with Onex Corporation.

Prospectus

EMERGENCY MEDICAL SERVICES
CORPORATION

Class A Common Stock

        Certain selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Except as described under the caption "Selling Stockholders", each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the name of each selling stockholder and the number of shares of our common stock to be sold by such selling stockholder.

        We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

        The specific terms of any offering will be described in a supplement to this prospectus. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before you invest. Except for the sale of certain shares described under the caption "Selling Stockholders", this prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our class A common stock is traded on the New York Stock Exchange under the symbol "EMS." On November 16, 2009, the last reported sale price of our class A common stock on the New York Stock Exchange was $51.33 per share.

        Investing in our securities involves risks. You should carefully consider the information referred to under the heading "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2009

        As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Emergency Medical Services Corporation that is contained in documents we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See "Where You Can Find More Information."

        You may also obtain copies of the incorporated documents, without charge, upon written request to our Investor Relations Office, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of these documents.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, certain selling stockholders may, at any time and from time to time, in one or more offerings, issue and sell their shares of our class A common stock described in this prospectus.

        Except as described under the caption "Selling Stockholders", each time the selling stockholders sell class A common stock under this shelf registration, we will provide you with a prospectus supplement that will describe the terms of the offering. The prospectus supplement may also supplement, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before investing. The shelf registration statement, including the exhibits thereto, can be read at the SEC's website or at the SEC's Public Reference Room as described under "Where You Can Find More Information."

        The selling stockholders may sell class A common stock to or through underwriters or broker-dealers, and also may sell class A common stock directly to other purchasers or through agents. The names of any underwriters, broker-dealers or agents employed in the sale of the class A common stock covered by this prospectus, the number of shares to be purchased by such underwriters, broker-dealers or agents, and the compensation, if any, of such underwriters, broker-dealers or agents will be set forth in an accompanying prospectus supplement.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus (and any prospectus supplement) and in the documents incorporated by reference in this prospectus (and any prospectus supplement) constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act". These forward-looking statements are not historical facts, but rather are our beliefs and expectations and are based on our current expectations, estimates, projections, beliefs and assumptions about us and our industry. Words such as "may," "will," "believe," "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

        Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

  •
  the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates,

  •
  the adequacy of our insurance coverage and insurance reserves,

  •
  potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry,

  •
  the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration,

  •
  our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians,

  •
  our ability to generate cash flow to service our debt obligations,

  •
  the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment,

  •
  the loss of services of one or more members of our senior management team,

  •
  the outcome of government investigations of certain of our business practices,

  •
  our ability to successfully restructure our operations to comply with future changes in government regulation,

  •
  the loss of existing contracts and the accuracy of our assessment of costs under new contracts,

  •
  the high level of competition in our industry,

  •
  our ability to maintain or implement complex information systems,

  •
  our ability to implement our business strategy,

  •
  our ability to successfully integrate strategic acquisitions, and

  •
  our ability to comply with the terms of our settlement agreements with the government.

        These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Certain of these risks and uncertainties are more fully described in the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, and may be described in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, which we filed with the SEC and incorporate by reference, and the applicable prospectus supplement. Additional risks and uncertainties and contingencies not known to us as of the date of any document or that we deem immaterial at that date could also cause our results, performance or achievements to differ materially from those predicted in any forward-looking statement made by or on behalf of us. Given these risks and uncertainties, we caution you not to place undue reliance on the forward-looking statements in the prospectus (and in any prospectus supplement), which reflect our view only as of the date of the document.

PROSPECTUS SUMMARY

Our Company

        This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the applicable prospectus supplement, if any, including the documents incorporated by reference, which are described under "Incorporation by Reference of Certain Documents" and "Where You Can Find More Information." You should also carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."

        In this prospectus and any prospectus supplement, the terms "EMSC", "we", "us" and "our" refer and relate to Emergency Medical Services Corporation and its consolidated subsidiaries, unless otherwise indicated.

Our Business

        Emergency Medical Services Corporation is a leading provider of emergency medical services in the United States. We operate our business and market our services under the AMR and EmCare brands, which represent American Medical Response, Inc. and EmCare Holdings Inc., respectively. AMR, with more than 50 years of operating history, is the leading provider of ground and fixed wing air ambulance services in the United States based on net revenue and number of transports. EmCare, with more than 35 years of operating history, is the leading provider of outsourced emergency department services to healthcare facilities in the United States, based on number of contracts with hospitals and affiliated physician groups. Through EmCare, we also provide outsourced facility-based physician services for hospitalist/inpatient, anesthesiology, radiology and teleradiology.

Our Principal Offices and Websites

        EMSC was organized as a Delaware corporation in 2005. Our principal offices are located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 and our telephone number at that address is (303) 495-1200. Our website address is www.emsc.net. The website addresses for our business segments are www.amr.net and www.emcare.com. Information contained on these websites is not part of this prospectus and is not incorporated in this prospectus by reference.

 RISK FACTORS

        Before making an investment decision, you should consider carefully the risks described under "Risk Factors" in the applicable prospectus supplement, if any, and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

        We will not receive any of the proceeds from sales by selling stockholders of shares of class A common stock covered by this prospectus.

SELLING STOCKHOLDERS

        The selling stockholders may include Onex Partners LP and other entities affiliated with Onex Corporation, the directors of EMSC and other persons. The particular selling stockholders and the shares offered by them, if other than as set forth below, will be named in the applicable prospectus supplement, along with information regarding the beneficial ownership of our class A common stock by such selling stockholders as of the date of the applicable prospectus supplement, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by such selling stockholders after the applicable offering.

        The individual selling stockholders named in the table below are directors of EMSC. The class A common stock that may be sold by these selling stockholders pursuant to this prospectus and identified in the table below are shares subject to options issued and/or exercised pursuant to stock option awards granted in 2005.

	Shares Beneficially Owned Before Offering			Shares Beneficially Owned After Offering
Name of Selling Stockholder	Shares of class A common stock subject to 2005 options	Percentage of class A common stock	Percentage of all equity shares/Percentage of voting power	Shares of class A common stock subject to 2005 options	Percentage of class A common stock	Percentage of all equity shares/Percentage of voting power
Steven B. Epstein	3,750	0.0%	0.0%/0.0%
Michael L. Smith	3,750	0.0%	0.0%/0.0%
James T. Kelly	3,750	0.0%	0.0%/0.0%

PLAN OF DISTRIBUTION

        The selling stockholders (or any of their pledgees, donees, transferees or successors in interest) may sell our class A common stock through underwriters, agents, broker-dealers or directly without the use of any underwriter, agent or broker-dealer to one or more purchasers. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  one or more underwritten offerings;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares of class A common stock in connection with these trades;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale;

  •
  stock purchase contracts whereby the applicable prospectus supplement will describe the specific terms of any stock purchase contracts through which the selling stockholders' class A common stock will be distributed; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The class A common stock may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling stockholders' class A common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

        The terms of the offering of the class A common stock covered by this prospectus through any underwriter, or any broker-dealer or agent who may be deemed to be an underwriter will be set forth in the applicable prospectus supplement and will include:

  •
  the identity of any underwriters, broker-dealers or agents who purchase class A common stock, as required;

  •
  the amount of class A common stock sold, the public offering price and consideration paid, and the proceeds the selling stockholders will receive from that sale;

  •
  the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

  •
  any other material terms of the distribution of securities.

        The selling stockholders may offer the class A common stock to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the class A common stock that the selling stockholders will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The class A common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased. The selling stockholders may also sell the class A common stock covered by this prospectus through other agents designated by the underwriters from time to time. We will identify any agent involved in the offer and sale of class A common stock who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by the selling stockholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

        The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the class A common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell class A common stock under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        Underwriters may sell the class A common stock to or through broker-dealers. Alternatively, the selling stockholders may sell the class A common stock to one or more broker-dealers, who would act as a principal or principals. Broker-dealers may resell such class A common stock to the public at varying prices to be determined by the broker-dealers at the time of the resale.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the shares of class A common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, donees, transferee or other successors in interest as selling stockholders under this prospectus.

        We are required to pay all fees and expenses incident to the registration of the shares of class A common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may provide underwriters, agents, broker-dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, broker-dealers or purchasers may make with respect to such liabilities.

        In connection with the sale of class A common stock covered by this prospectus, underwriters, broker-dealers or agents may receive compensation from us, the selling stockholders or from purchasers of the class A common stock for whom they may act as agents, in the form of discounts, concessions or commissions or fees. These discounts, concessions, commissions or fees may be changed from time to time. The discounts, concessions, commissions or fees as to a particular broker-dealer, agent or underwriter might be in excess of those customary in the type of method of distribution involved. We cannot presently estimate the amount of such compensation, if any. Underwriters, broker-dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements.

        Selling stockholders, underwriters, broker-dealers, agents or purchasers that participate in the distribution of the class A common stock covered by this prospectus may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the class A common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the class A common stock to engage in market-making activities with respect to those securities. All of the foregoing may affect the marketability of the class A common stock and the ability of any person to engage in market-making activities with respect to the class A common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the class A common stock in the market.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of class A common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of class A common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of class A common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York. As of the date of this prospectus, certain attorneys with Kaye Scholer LLP own, in the aggregate, less than 1% of the outstanding class A common stock.

EXPERTS

        The consolidated financial statements of Emergency Medical Services Corporation appearing in Emergency Medical Services Corporation's Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Emergency Medical Services Corporation's internal control over financial reporting as of December 31, 2008 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus information that we filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Current Reports on Form 8-K filed on February 17, 2009 and March 18, 2009;

  •
  our Proxy Statement for our 2009 Annual Meeting of Stockholders, filed with the SEC on April 22, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 6, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 4, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 4, 2009; and

  •
  the description of our class A common stock included in our Registration Statement on Form 8-A filed with the SEC on December 14, 2005, and any amendment or report filed thereafter for the purpose of updating that description.

        In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111-4737
Attn: Investor Relations
(303) 495-1200

        We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated by reference into this document. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it are also available to the public from the SEC's website at http://www.sec.gov.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the class A common stock being registered. All amounts are estimates except the initial registration fee.

SEC registration fee	$(1)
Legal fees and expenses*	25,000
Accounting fees and expenses*	200,000

Total	$225,000

*
Estimated as of the date of filing.

(1)
Registration fee for class A common stock to be registered for sale, except as specifically identified in the section of the prospectus captioned "Selling Stockholders," is deferred in reliance on Rules 456(b) and 457(r).

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Delaware General Corporation Law

        We are incorporated under the laws of the State of Delaware. Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  Certificates of Incorporation and By-Laws

        In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of our directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both our certificate of incorporation and our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

  Indemnification Agreements

        Additionally, we have entered into indemnification agreements with each of our directors, and employment agreements containing indemnification provisions with certain of our officers, which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of EMSC and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

  Liability Insurance

        Our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 16.    EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Kaye Scholer LLP*
23.1	Consent of Kaye Scholer LLP (included in such firm's opinion filed as Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*
Filed herewith

ITEM 17.    UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for purposes of determining any liability under the Securities Act:

  (i)
  Each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(b)
That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on November 17, 2009.

EMERGENCY MEDICAL SERVICES CORPORATION
By:	/s/ TODD G. ZIMMERMAN Todd G. Zimmerman Executive Vice President and General Counsel

POWER OF ATTORNEY

        We, the undersigned directors and officers of Emergency Medical Services Corporation, do hereby constitute and appoint William A. Sanger, Randel G. Owen and Todd G. Zimmerman, or any one of them, our true and lawful attorney-in-fact and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorney-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM A. SANGER William A. Sanger	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2009
/s/ RANDEL G. OWEN Randel G. Owen	Chief Financial Officer (Principal Financial Officer)	November 17, 2009
/s/ ROBERT M. LE BLANC Robert M. Le Blanc	Director	November 17, 2009
/s/ STEVEN B. EPSTEIN Steven B. Epstein	Director	November 17, 2009
/s/ MICHAEL L. SMITH Michael L. Smith	Director	November 17, 2009

Signature	Title	Date

/s/ PAUL B. IANNINI, M.D. Paul B. Iannini, M.D.	Director	November 17, 2009
/s/ JAMES T. KELLY James T. Kelly	Director	November 17, 2009
/s/ KEVIN E. BENSON Kevin E. Benson	Director	November 17, 2009

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Kaye Scholer LLP*
23.1	Consent of Kaye Scholer LLP (included in such firm's opinion filed as Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*
Filed herewith.